Exhibit 23.4
Data & Consulting Services
Division of Schlumberger Technology Corporation
1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     Data & Consulting Services Division of Schlumberger Technology Corporation consents to the references to our firm in the form and context in which they appear in this Amendment No. 3 to the Form 10-K (“Amendment No. 3”) of Quicksilver Resources Inc. (the “Company”) for the year ended 31 December 2008 and to the use of information contained in our reports, as of 31 December 2008, setting forth the estimates of revenues from BreitBurn Energy Partners L.P. oil and gas reserves in such Amendment No. 3. We further consent to the incorporation by reference of such information into Registration Statement No. 333-152898 on Form S-3 and Registration Statement Nos. 333-91526, 333-94387, 333-113617, 333-116180 and 333-134430 on Form S-8 of the Company.

DATA & CONSULTING SERVICES DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION
By:	/s/ Charles M. Boyer
Charles M. Boyer II, P.G., C.P.G., C.C.G.
Advisor — Unconventional Reservoirs

12 June 2009